Exhibit 99

Acadia Healthcare Third Quarter Adjusted EPS Increases to $0.30 from $0.17 as Adjusted Income from Continuing Operations More Than Doubles

Same Facility Revenue Expands 9.9%

Raises 2013 Earnings Guidance to $1.06 to $1.07

FRANKLIN, Tenn.--(BUSINESS WIRE)--October 29, 2013--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter ended September 30, 2013. Revenue increased 79.1% to $184.7 million for the third quarter from $103.1 million for the third quarter of 2012. Income from continuing operations was $14.5 million, or $0.29 per diluted share, for the third quarter of 2013 compared with $6.6 million, or $0.16 per diluted share, for the third quarter of 2012. Adjusted income from continuing operations increased 115.3% to $15.2 million for the third quarter of 2013 from $7.1 million for the third quarter of 2012 and increased 76.5% to $0.30 per diluted share from $0.17 per diluted share, reflecting a 19.9% increase in weighted average shares outstanding for the comparable quarters, primarily due to Acadia’s public equity offering in December 2012. The adjusted results exclude transaction-related expenses of $1.0 million and $0.7 million for the third quarter of 2013 and 2012, respectively. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 7 and 8.

For the first nine months of 2013, revenue was $523.4 million, up 78.5% from $293.2 million for the first nine months of 2012. Income from continuing operations was $30.9 million, or $0.61 per diluted share, for the first nine months of 2013 compared with $16.0 million, or $0.43 per diluted share, for the same period in 2012. Adjusted income from continuing operations increased 125.7% to $39.1 million for the first nine months of 2013 from $17.3 million for the first nine months of 2012 and increased 66.0% to $0.78 per diluted share from $0.47 per diluted share, reflecting a 35.7% increase in weighted average shares outstanding for the comparable periods, primarily due to Acadia’s public equity offerings in May 2012 and December 2012. The adjusted results for the first nine months of 2013 exclude debt extinguishment costs of $9.4 million and transaction-related expenses of $3.8 million and, for the first nine months of 2012, exclude transaction-related expenses of $2.1 million.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, commented, “We continue to be pleased with the execution of our proven business model, which produced very strong profitable growth for the third quarter of 2013. Our revenue growth primarily resulted from the acquisition and integration of 15 inpatient psychiatric facilities since the end of the third quarter last year, including the acquisition of an 87-bed facility that was consummated in the third quarter of 2013. These acquisitions, combined with both the addition of 263 beds to existing facilities and the opening of a 60-bed de novo facility in the past 12 months, increased our licensed beds to approximately 3,900 at the quarter’s end from more than 2,400 at the end of the third quarter last year.

“The increase in third-quarter revenue also reflected 9.9% growth in same-facility revenue, driven by new beds added to the same facility base and by our ongoing revenue-generating initiatives in each facility. Same facility patient days increased 8.4% for the third quarter and revenue per patient day rose 1.4%. Our same facility EBITDA margin was 25.3% for the latest quarter compared with 25.8% for the third quarter of 2012. The Company’s adjusted consolidated EBITDA increased 82.6% to $38.5 million, or 20.8% of revenue, for the third quarter of 2013 from $21.1 million, or 20.4% of revenue, for the third quarter of 2012.

“We continue to generate significant net cash from continuing operations, with growth of 32.4% to $17.1 million for the quarter. At September 30, 2013, we had approximately $81 million of availability under our revolving credit facility and a ratio of total net debt to trailing 12 months adjusted EBITDA, as calculated under our credit agreement, of 4.1.”

Based on Acadia’s performance for the first nine months of 2013 and its outlook for the remainder of the year, the Company today raised its guidance for 2013 adjusted earnings per diluted share to a new range of $1.06 to $1.07 from the previous range of $1.01 to $1.03. The Company’s guidance does not include transaction-related expenses, debt extinguishment costs and the impact of any future acquisitions.

Acadia will hold a conference call to discuss its second quarter financial results at 9:00 a.m. Eastern Time on Wednesday, October 30, 2013. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through November 12, 2013.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of the acquired facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (v) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 50 behavioral healthcare facilities with approximately 4,100 licensed beds in 22 states and Puerto Rico. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts)

Revenue before provision for doubtful accounts	$190,574	$104,618	$539,230	$298,638
Provision for doubtful accounts	(5,872)	(1,502)	(15,821)	(5,429)
Revenue	184,702	103,116	523,409	293,209

Salaries, wages and benefits (including equity-based compensation expense of $1,331, $521, $3,744 and $1,691, respectively)	103,789	59,888	298,904	173,590

Professional fees	8,956	4,690	27,294	13,521
Supplies	9,806	4,831	28,017	14,148
Rents and leases	2,656	1,775	7,377	6,244
Other operating expenses	22,345	11,380	59,424	30,768
Depreciation and amortization	4,414	2,076	12,248	5,332
Interest expense, net	9,465	7,433	27,672	22,186
Debt extinguishment costs	-	-	9,350	-
Transaction-related expenses	984	732	3,813	2,097
Total expenses	162,415	92,805	474,099	267,886
Income from continuing operations before income taxes	22,287	10,311	49,310	25,323
Provision for income taxes	7,741	3,723	18,439	9,307
Income from continuing operations	14,546	6,588	30,871	16,016
(Loss) income from discontinued operations, net of income taxes	(182)	(138)	(572)	22
Net income	$14,364	$6,450	$30,299	$16,038

Basic earnings per share:
Income from continuing operations	$0.29	$0.16	$0.62	$0.44
Loss from discontinued operations	-	(0.01)	(0.01)	-
Net income	$0.29	$0.15	$0.61	$0.44

Diluted earnings per share:
Income from continuing operations	$0.29	$0.16	$0.61	$0.43
Loss from discontinued operations	-	(0.01)	(0.01)	-
Net income	$0.29	$0.15	$0.60	$0.43

Weighted-average shares outstanding:
Basic	50,040	41,757	49,987	36,795
Diluted	50,343	41,991	50,213	37,006

Acadia Healthcare Company, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2013	December 31, 2012
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$4,034	$49,399
Accounts receivable, net of allowance for doubtful accounts of $13,108 and $7,484, respectively	93,311	63,870
Deferred tax assets	13,019	11,380
Other current assets	32,516	16,332
Total current assets	142,880	140,981
Property and equipment, net	329,735	236,942
Goodwill	647,010	557,402
Intangible assets, net	19,183	15,988
Other assets	24,178	32,100
Total assets	$1,162,986	$983,413

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$13,305	$7,680
Accounts payable	26,449	19,081
Accrued salaries and benefits	32,284	28,749
Other accrued liabilities	29,235	16,341
Total current liabilities	101,273	71,851
Long-term debt	571,955	465,638
Deferred tax liabilities - noncurrent	4,979	998
Other liabilities	18,246	12,376
Total liabilities	696,453	550,863
Equity:
Common stock	500	499
Additional paid-in capital	459,911	456,228
Retained earnings (accumulated deficit)	6,122	(24,177)
Total equity	466,533	432,550
Total liabilities and equity	$1,162,986	$983,413

Acadia Healthcare Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
	(In thousands)

Operating activities:
Net income	$30,299	$16,038
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	12,248	5,332
Amortization of debt issuance costs	1,686	1,869
Equity-based compensation expense	3,744	1,691
Deferred income tax expense	10,545	8,138
Loss (income) from discontinued operations, net of taxes	572	(22)
Debt extinguishment costs	9,350	-
Other	16	(9)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(18,378)	(13,597)
Other current assets	(5,657)	(3,677)
Other assets	(1,676)	1,029
Accounts payable and other accrued liabilities	2,596	4,817
Accrued salaries and benefits	(3,467)	527
Other liabilities	3,538	1,527
Net cash provided by continuing operating activities	45,416	23,663
Net cash used in discontinued operating activities	(541)	(328)
Net cash provided by operating activities	44,875	23,335

Investing activities:
Cash paid for acquisitions, net of cash acquired	(135,605)	(165,981)
Cash paid for capital expenditures	(50,678)	(14,511)
Cash paid for real estate acquisitions	(4,676)	(50,745)
Other	(1,088)	1,231
Net cash used in investing activities	(192,047)	(230,006)

Financing activities:
Borrowings on long-term debt	150,000	25,000
Net increase in revolving credit facility	19,500	-
Principal payments on long-term debt	(5,625)	(6,000)
Repayment of long-term debt	(52,500)	-
Payment of debt issuance costs	(4,307)	(1,197)
Payment of premium on note redemption	(6,759)	-
Issuance of common stock	-	138,954
Proceeds from stock option exercises	233	515
Excess tax benefit from equity awards	1,265	-
Net cash provided by financing activities	101,807	157,272

Net decrease in cash and cash equivalents	(45,365)	(49,399)
Cash and cash equivalents at beginning of the period	49,399	61,118
Cash and cash equivalents at end of the period	$4,034	$11,719

Effect of acquisitions:
Assets acquired, excluding cash	$163,706	$172,267
Liabilities assumed	(16,417)	(6,286)
Prior year deposits paid for acquisitions	(11,684)	-
Cash paid for acquisitions, net of cash acquired	$135,605	$165,981

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited)
(Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Same Facility Results (a)
Revenue	$110,104	$100,222	9.9%	$315,201	$285,261	10.5%
Patient Days	183,330	169,142	8.4%	522,684	478,137	9.3%
Admissions	8,040	7,680	4.7%	23,278	21,722	7.2%
Average Length of Stay (b)	22.8	22.0	3.5%	22.5	22.0	2.0%

Revenue per Patient Day	$601	$593	1.4%	$603	$597	1.1%
EBITDA margin	25.3%	25.8%	-50 bps	26.2%	24.2%	200 bps

Total Facility Results
Revenue	$184,071	$102,816	79.0%	$521,368	$292,869	78.0%
Patient Days	276,193	176,478	56.5%	788,383	499,615	57.8%
Admissions	14,804	7,737	91.3%	41,870	21,908	91.1%
Average Length of Stay (b)	18.7	22.8	-18.2%	18.8	22.8	-17.4%

Revenue per Patient Day	$666	$583	14.4%	$661	$586	12.8%
EBITDA margin	24.5%	25.5%	-100 bps	24.2%	23.9%	30 bps

(a) Same facility results for the comparative three and nine months ended September 30, 2013 and 2012 have been adjusted for the impact of a conversion of 50 beds from residential to acute at one of the Company's facilities. The conversion began in the second quarter of 2013 and is expected to be completed in the first quarter of 2014.

(b) Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)

Net income	$14,364	$6,450	$30,299	$16,038
Loss (income) from discontinued operations	182	138	572	(22)
Provision for income taxes	7,741	3,723	18,439	9,307
Interest expense, net	9,465	7,433	27,672	22,186
Depreciation and amortization	4,414	2,076	12,248	5,332
EBITDA	36,166	19,820	89,230	52,841

Adjustments:
Equity-based compensation expense (a)	1,331	521	3,744	1,691
Debt extinguishment costs (b)	-	-	9,350	-
Transaction-related expenses (c)	984	732	3,813	2,097
Adjusted EBITDA	$38,481	$21,073	$106,137	$56,629

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income from Continuing Operations to Income from
Continuing Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts)		(in thousands, except per share amounts)

Income from continuing operations	$14,546	$6,588	$30,871	$16,016
Provision for income taxes	7,741	3,723	18,439	9,307
Income from continuing operations before income taxes	22,287	10,311	49,310	25,323

Adjustments to income from continuing operations:
Debt extinguishment costs (b)	-	-	9,350	-
Transaction-related expenses (c)	984	732	3,813	2,097
Income tax provision/benefit reflecting tax effect of adjustments to income from continuing operations (d)	(8,082)	(3,987)	(23,359)	(10,091)
Adjusted income from continuing operations	$15,189	$7,056	$39,114	$17,329

Weighted-average shares outstanding - diluted	50,343	41,991	50,213	37,006

Adjusted income from continuing operations per diluted share	$0.30	$0.17	$0.78	$0.47

See footnotes on page 9.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss (income) from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, and debt extinguishment costs.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents debt extinguishment costs related to the repayment of $52.5 million of the Company's 12.875% Senior Notes due 2018 on March 12, 2013, including a prepayment premium of $6.8 million and the write-off of $2.6 million of deferred financing costs.

(c) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(d) Represents the income tax provision adjusted to reflect the aggregate tax effect of the adjustments to income from continuing operations described above based on effective tax rates.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President